Exhibit 99.1

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF APRIL 30, 2026

	Tactical Resources Corp. (Historical)	Plum Acquisition Corp. III (Historical)	Plum III Merger Corp. (Historical)	Transaction Accounting Adjustments	Pro forma Combined	Crushed Aggregate Inventory Acquisition	True Up Entry for Recognition of Cash Advance Liability	True Up Entry for Cash in Trust	True Up Entry for Settlement of Promissory Note	Elimination of SPAC Ordinary Shares	Proforma Shareholders’ Equity Upon Listing
As of	April 30 2026	March 31, 2026	March 31, 2026	1	2	3	4	5	6	7	8
	$	$	$	$	$	$	$	$	$	$	$
ASSETS
Current assets
Cash and cash equivalents	611,288	438	—	7,753,742	8,365,468		(72,480)	10,058			8,303,047
Accounts receivable	73,661	—	—		73,661						73,661
Due from Merger Co	—	27,500	—		27,500						27,500
Inventory	—	—	—		—	30,000,000					30,000,000
Prepaid expenses	87,629	5,625	—	700,000	793,254						793,254
	772,578	33,563	—	8,453,742	9,259,883	30,000,000	(72,480)	10,058	—	—	39,197,462
Non-current assets
Cash held in trust account	—	497,828	—	(487,770)	10,058			(10,058)			—
	—	497,828	—	(487,770)	10,058	—	—	(10,058)	—	—	—
TOTAL ASSETS	772,578	531,391	—	7,965,972	9,269,941	30,000,000	(72,480)	—	—	—	39,197,462

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	6,191,789	4,047,542	99,016	2,990,326	13,328,673						13,328,673
Promissory note – related party	—	2,164,867	—	(1,924,867)	240,000				(240,000)		—
Current portion of convertible notes	561,919	—	—	(15,517)	546,402						546,402
Prepaid advance liability	—	—	—	7,500,000	7,500,000						7,500,000
Cash advance liability	73,308	—	—	72,480	145,788		(72,480)				73,308
Commitment fee payable	—	—	—	2,000,000	2,000,000						2,000,000
	6,827,016	6,212,409	99,016	10,622,421	23,760,862	—	(72,480)	—	(240,000)	—	23,448,382
Long term liabilities
Warrant liabilities	—	1,954,739	—		1,954,739						1,954,738
	—	1,954,739	—	—	1,954,739	—	—	—	—	—	1,954,738
TOTAL LIABILITIES	6,827,016	8,167,148	99,016	10,622,421	25,715,601	—	(72,480)	—	(240,000)	—	25,403,121

COMMITMENTS
Class A ordinary shares subject to possible redemption	—	497,828	—	(487,770)	10,058			(10,058)			—

EQUITY
Common stock	7,485,696	—	—	(4,964,629)	2,521,067	30,000		10,058		793	2,561,918
Class A ordinary shares	—	87	—		87					(87)	—
Class B ordinary shares	—	706	—		706					(706)	—
Share subscription received	—	—	—		—						—
Obligation to issue shares	828,132	—	—	(828,132)	—						—
Reserve	1,142,204	—	—	1,940,384	3,082,588	29,970,000			240,000		33,292,588
Accumulated deficit	(15,088,139)	(8,134,378)	(99,016)	1,683,698	(21,637,835)						(21,637,835)
Accumulated other comprehensive income (loss)	(422,331)	—	—		(422,331)						(422,331)
TOTAL EQUITY	(6,054,438)	(8,133,585)	(99,016)	(2,168,679)	(16,455,718)	30,000,000	—	10,058	240,000		13,794,340
TOTAL EQUITY AND LIABILITIES	772,578	531,391	—	7,965,972	9,269,941	30,000,000	(72,480)	—	—		39,197,462

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of April 30, 2026 are as follows:

1.	Includes identical assumptions and adjustments within the effective F-4 filed in November 2025.

2.	Sum of historical results of each of Plum Acquisition Corp. III as of 3/31/2026, Plum III Merger Corp. as of 3/31/2026 and Tactical Resource Corp.’s preliminary, unaudited, reviewed balance sheet as of 4/30/2026 and pro forma adjustments as previously disclosed.

3.	Acquisition of crushed aggregate inventory – 3,000,000 PubCo shares are issued in exchange for 1,500,000 tons of crushed aggregate. As consideration is PubCo common shares at a price of $10.00/share, which is the implied price of PubCo common shares at the Listing/Closing Date per the F-4. The crushed aggregate inventory will be acquired by Tactical Resource Corp.’s newly formed US subsidiary, Tactical Resources US Corp. This adjustment represents the only transaction for this newly formed subsidiary, and those no other adjustments, balances, or transactions are reflected in this proforma for the US subsidiary. This transaction represents $30,000,000 to inventory, $30,000 to Share Capital and $29,970,000 to Reserve.

4.	True-up entry to reflect the actual balance of the Cash Advance Liability, net of the adjustment made in the pro forma as disclosed in the effective F-4 filed in November 2025.

5.	True-up entry to reflect the actual balance of the Cash Held in Trust Account, net of the adjustment made in the pro forma as disclosed in the effective F-4 filed in November 2025, to ensure the full amount flows through to Cash and Share Capital upon Listing/Closing Date.

6.	True-up entry to reflect the actual balance of the Promissory Note, net of the adjustment made in the pro forma as disclosed in the effective F-4 filed in November 2025, to ensure the full amount flows through to Reserves upon Listing/Closing Date.

7.	Entry to eliminate the existing Class A and Class B shares of Plum Acquisition Corp. III.8

8.	Other Limitations:

i.	Final agreements of the contemplated transaction have not been audited in detail for accounting implications, the resulting classification or measurement could be materially different;

ii.	Underlying share counts, financial statement footnotes, and events subsequent to the latest balance sheet have not been incorporated unless otherwise noted herein, these impacts, including the share counts, share conversions or share prices, could have a materially different result;

iii.	An “Inventory” account has been established to reflect the anticipated accounting for the acquisition of crushed aggregate which is assumed to be an asset purchase, for which PubCo stock is the most reliable measure of value.

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT AS OF APRIL 30, 2026

	Tactical Resources Corp. (Historical)	Plum Acquisition Corp. III (Historical)	Plum III Merger Corp. (Historical)	Pro Forma Adjustments	Notes	Pro forma Combined
For the	Nine-months ended April 30, 2026	Nine-months ended March 31, 2026	Nine-months ended March 31, 2026
	$	$	$	$		$
EXPENSES
Consulting fees	236,341	—	—			236,341
Foreign exchange loss (gain)	(58,686)	—	—			(58,686)
General and administrative expenses	46,689	1,922,656	46,194			2,015,539
Investor relations	26,139	—	—			26,139
Professional fees	114,964	—	—			114,964
Property investigation costs	98,804	—	—			98,804
Transfer agent, regulatory, and listing fees	24,616	—	—			24,616
Travel	85,244	—	—			85,244
	574,111	1,922,656	46,194	—		2,542,961

OTHER EXPENSES (INCOME)
Accretion of interest	85,837	—	—			85,837
Gain on extension of accounts payable	(47,982)	—	—			(47,982)
Interest and dividend income on cash held in Trust Account	—	(14,073)	—	14,073	A	—
Loss (gain) on change in fair value of warrant liabilities	—	(355,001)	—			(355,001)
Debt issuance expenses	—	—	—	375,000	B	375,000
SEPA commitment fee expense	—	—	—	2,000,000	B	2,000,000
Impairment of deferred acquisition costs	154,242	—	—			154,242
Transaction costs	1,015,564	—	—			1,015,564
Recovery of property investigation costs	(20,865)	—	—			(20,865)
	1,186,796	(369,074)	—	2,389,073		3,206,795
NET LOSS (INCOME)	1,760,907	1,553,582	46,194	2,389,073		5,749,756

OTHER COMPRENSIVE LOSS (INCOME)
Foreign currency translation differences for foreign operations	83,907	—	—			83,907
	83,907	—	—	—		83,907
LOSS AND COMPREHENSIVE LOSS	1,844,814	1,553,582	46,194	2,389,073		5,833,663

The pro forma adjustments included in the unaudited pro forma condensed combined income statement as of April 30, 2026 are as follows:

A.	To eliminate investment income earned on the Trust Account of $14,073 for the nine-months ended March 31, 2026.

B.	Includes identical assumptions and adjustments within the effective F-4 filed in November 2025.

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